Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Third Quarter 2012 Results

Wilmington, MA (November 8, 2012) – Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal third quarter ended September 30, 2012.

Third Quarter 2012 Financial Results

Net sales were $126.0 million in the third quarter of 2012 compared with $126.8 million in the third quarter of 2011. Income from continuing operations was $16.2 million in the third quarter of 2012, compared with $13.3 million in the third quarter of 2011. Net loss was $6.5 million in the third quarter of 2012 compared to $4.4 million in the third quarter of 2011.

Adjusted EBITDA in the third quarter of 2012 was $28.3 million, or 22.4% of net sales, compared to Adjusted EBITDA of $24.3 million, or 19.2% of net sales, in the third quarter of 2011.

“Despite on-going revenue challenges, we continued to improve our business fundamentals that drive sustainable profitable growth. In the third quarter, despite relatively flat sales, Adjusted EBITDA increased over 16% year over year. I am optimistic that our actions will continue to generate positive results” stated Donald Spence, President and CEO of Accellent.

Nine Months Ended September 30, 2012 Financial Results

Net sales decreased 2.1% to $376.5 million in the first nine months of 2012 compared with $384.5 million in the first nine months of 2011. Income from continuing operations was $39.8 million in the first nine months of 2012 compared with $44.5 million in the first nine months of 2011. Net loss was $19.1 million in the first nine months of 2012 compared with a net loss of $11.6 million in the first nine months of 2011.

Adjusted EBITDA for the first nine months of 2012 was $76.7 million, or 20.4% of net sales compared to Adjusted EBITDA of $77.1 million, or 20.0% of net sales in the first nine months of 2011.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

The financial information included in this press release reflect results from continuing operations for all periods presented and assets to be held and used. Results of discontinued operations and assets held for sale are presented separately for all periods presented.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our third quarter financial results in a conference call scheduled for today, November 8, 2012 at 5 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (800) 446-1671 pass code 33716271. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 843-7419 pass code 33716271 until November 15, 2012.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 29, 2012. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2012
Net sales	$126,840	$125,961	$384,530	$376,526
Cost of sales (exclusive of amortization)	95,014	92,250	284,056	280,370

Gross profit	31,826	33,711	100,474	96,156
Operating expenses:
Selling, general and administrative expenses	14,165	12,833	42,677	41,502
Research and development expenses	602	419	2,081	1,364
Restructuring expenses	—	714	—	2,552
Loss (gain) on disposal of assets	6	(221)	53	(254)
Amortization of intangible assets	3,735	3,735	11,205	11,205

Total operating expenses	18,508	17,480	56,016	56,369

Income from continuing operations	13,318	16,231	44,458	39,787
Other (expense) income, net:
Interest expense, net	(17,232)	(17,379)	(51,660)	(51,879)
Other income (expense), net	1,247	592	(1,403)	(90)

Total other (expense) income, net	(15,985)	(16,787)	(53,063)	(51,969)

Loss from continuing operations before income taxes	(2,667)	(556)	(8,605)	(12,182)
Provision for income taxes	1,853	1,110	3,898	3,233

Net loss from continuing operations	(4,520)	(1,666)	(12,503)	(15,415)
Income (loss) from discontinued operations, net of tax	121	(4,814)	944	(3,659)

Net loss	$(4,399)	$(6,480)	$(11,559)	$(19,074)

ACCELLENT INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2011	September 30, 2012
Assets
Current assets:
Cash	$38,858	$49,587
Accounts receivable, net of allowances of $1,983 and $1,904 as of December 31, 2011 and September 30, 2012, respectively	54,763	56,074
Inventory	62,153	65,106
Assets held for sale, current portion	3,874	1,767
Prepaid expenses and other current assets	4,416	5,320

Total current assets	164,064	177,854
Property, plant and equipment, net	121,153	116,555
Long-term assets held for sale	16,250	6,019
Goodwill	619,443	619,443
Other intangible assets, net	149,687	138,482
Deferred financing costs and other assets, net	16,825	14,635

Total assets	$1,087,422	$1,072,988

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$22	$15
Accounts payable	21,035	23,431
Accrued payroll and benefits	7,858	10,531
Accrued interest	19,519	18,822
Liabilities held for sale, current portion	1,908	972
Accrued expenses and other current liabilities	18,747	16,086

Total current liabilities	69,089	69,857
Long-term debt	712,967	713,210
Other liabilities	38,466	41,258

Total liabilities	820,522	824,325

Stockholder’s equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2011 and September 30, 2012, respectively	—	—
Additional paid-in capital	638,445	638,980
Accumulated other comprehensive (loss)	(1,266)	(965)
Accumulated deficit	(370,279)	(389,352)

Total stockholder’s equity	266,900	248,663

Total liabilities and stockholder’s equity	$1,087,422	$1,072,988

ACCELLENT INC.

Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2012
Net loss	$(4,399)	$(6,480)	$(11,559)	$(19,074)
Interest expense, net	17,234	17,379	51,662	51,880
Provision for income taxes	1,853	1,110	3,898	3,233
Depreciation and amortization	9,757	10,189	28,804	30,319

EBITDA (1)	$24,445	$22,198	$72,805	$66,358

Adjustments:
Stock-based compensation—employees	271	182	761	364
Stock-based compensation—non-employees	23	23	68	68
Employee severance and relocation	492	500	1,306	1,870
(Income) loss from discontinued operations, net	(121)	4,814	(944)	3,659
Restructuring expenses	—	714	—	2,552
Executive recruiting costs	43	—	307	—
Plant closure costs	—	195	—	518
Currency translation (gain) loss	(1,233)	(569)	1,474	152
Loss (gain) on disposal of assets	6	(221)	52	(255)
Other taxes	50	80	297	395
Management fees to stockholder	319	335	957	1,005

Adjusted EBITDA (1)	$24,295	$28,251	$77,083	$76,686

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, discontinued operations and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.